EXHIBIT 3.6

                              ARTICLES OF AMENDMENT
                                       TO
                         GAS CENTRIFUGE INVENTION, INC.

                        NAME CHANGE TO FUGE SYSTEMS, INC.


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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       of
                         GAS CENTRIFUGE INVENTION, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is Gas Centrifuge Invention, Inc.

                                   ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the board of directors of the corporation on October 17, 1995. The amendment changes Article One of the original Articles of Incorporation to change the name of the corporation and the full text of Article One, as amended, is as follows:

The name of the corporation ("Corporation") is Fuge Systems, Inc.

                                  ARTICLE THREE

The date of the adoption of the amendment by the board directors is October 17, 1995.

                                  ARTICLE FOUR

No shares of the corporation have been issued at the time of adoption of the amendment by the board of directors.

Dated October 17, 1995.

                                               FUGE SYSTEMS, INC.,
                                               a Texas Corporation

                                               BY:/S/LAWRENCE K. SATHER
                                               ------------------------
                                               Lawrence K. Sather,
                                               Director

                                               BY:/S/MICHAEL BLOOM
                                               -------------------
                                               Michael Bloom,
                                               Director